UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/29/2008

Pegasystems Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-11859

Massachusetts	04-2787865
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

101 Main Street, Cambridge, Massachusetts 02142
(Address of principal executive offices, including zip code)

617-374-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 29, 2008, the Board of Directors of Pegasystems Inc. (the "Company") appointed Efstathios A. Kouninis, the Company's Vice President of Finance, as its Chief Accounting Officer, effective May 29, 2008.

In connection with his appointment, the Company and Mr. Kouninis executed an offer letter on April 25, 2008, specifying the details of his compensation. Mr. Kouninis' offer letter provides for his employment on an "at-will" basis as its Vice President of Finance at an annual base salary of $200,000. Mr. Kouninis is eligible for an annual bonus of up to 20% of his base salary, subject to the funding provisions of the applicable bonus plan.

In the offer letter, Mr. Kouninis was also granted an option on April 25, 2008 to purchase 10,000 shares of the Company's common stock pursuant to the Company's 2004 Long-Term Incentive Plan, at an exercise price equal to the fair market value of the stock on that date. The option will vest on a five year vesting schedule, with 20% vesting after one year and the remaining 80% vesting in equal quarterly installments over the remaining four years.

A copy of Mr. Kouninis' offer letter is attached hereto as Exhibit 99.1.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: June 05, 2008	By:	/s/ Shawn Hoyt
Shawn Hoyt
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Exhibit 99.1 - Efstathios A. Kouninis Offer Letter